Exhibit 2.2

DNA SCIENCES, INC.

AMENDMENT NO. 1 TO

ASSET PURCHASE AGREEMENT

This Amendment No. 1 to Asset Purchase Agreement (“Amendment”) is made as of May 5, 2003, by and between Genaissance Pharmaceuticals, Inc., a Delaware corporation (the “Purchaser”) and DNA Sciences, Inc., a Delaware corporation (the “Seller” and, together with the Purchaser, each, a “Party” and, collectively, the “Parties”).  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement (as defined below).

Recitals

Whereas, the Parties have entered into that certain Asset Purchase Agreement, dated as of March 28, 2003 (the “Asset Purchase Agreement”);

Whereas, under Section 12.11 of the Asset Purchase Agreement, any provision of the Asset Purchase Agreement can be amended, supplemented or modified by written agreement of the Parties; and

Whereas, in accordance with Section 12.11 of the Asset Purchase Agreement, the Parties desire to amend the Asset Purchase Agreement in the manner provided herein.

Agreement

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1.             The following sentence shall be added to the end of Section 12.11 of the Asset Purchase Agreement:

“Notwithstanding any provision to the contrary contained in this Agreement, the Purchaser may, upon the written consent of Seller, amend or supplement Exhibit 2.1(b) solely to include additional assets as “Excluded Assets” at any time prior to the Closing, and any other document delivered pursuant to this Agreement may be modified by Seller solely in order to make such document consistent with such amendment or supplement; provided, however, that no such amendment or supplement shall affect the obligations of the Purchaser to consummate the Closing or shall give rise to any right of the Purchaser to terminate this Agreement or abandon the transactions contemplated hereby.”

2.             Exhibit 2.1(b) to the Asset Purchase Agreement shall be amended to add the following to the list of Excluded Assets:

“51.                         Federal Insurance Company (Chubb Group of Insurance Companies): Commercial Package Policy, No. 3577-49-49. Policy period: June 2002 to June 2003.

Producer: CALCO Insurance Brokers & Agents Incorporated

52.                                 Federal Insurance Company (Chubb Group of Insurance Companies): Contract Research Organization Liability Policy, No.3577-49-50. Policy period: June 2002 to June 2003.

Producer: CALCO Insurance Brokers & Agents Incorporated

53.                                 Federal Insurance Company (Chubb Group of Insurance Companies): Commercial Automobile Policy, No. 7351-26-60. Policy period: June 2002 to June 2003.

Producer: CALCO Insurance Brokers & Agents Incorporated

54.                                 Federal Insurance Company (Chubb Group of Insurance Companies): Commercial Umbrella Policy, No. 9363-09-31. Policy period: June 2002 to June 2003.

Producer: CALCO Insurance Brokers & Agents Incorporated

55.                                 AON Financial Services Group, Inc.: Insured Persons’ and Private Company Directors and Officers Liability Insurance, Policy No. DA0201917-02. Policy period: September 18, 2002 to September 18, 2003.

56.                                 Kemper Insurance Company: Worker’s Compensation Insurance, No. 236182. Policy period: January 2003 to March 2003.

Producer: CALCO Insurance Brokers & Agents Incorporated

57.                                 Letter Agreement between DNA Sciences, Inc. and Glen Ferguson dated as of January 6, 1999, including all amendments thereto.

58.                                 Consulting Agreement for Non-Technical Services between DNA Sciences, Inc., and Judith Wilbur, Ph.D. dated November 13, 2002.

59.                                 Any avoidance power causes of action under Bankruptcy Code §§ 544-551.”

3.             All other terms of the Asset Purchase Agreement shall remain in full force and effect.

4.             This Amendment shall in no way affect the obligations of the Purchaser to consummate the Closing or give rise to any right of Purchaser to terminate the Asset Purchase Agreement or abandon the transactions contemplated thereby.

5.             THIS AMENDMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH U.S. FEDERAL BANKRUPTCY LAW, TO THE EXTENT APPLICABLE, AND WHERE STATE LAW IS IMPLICATED, THE LAWS OF THE STATE OF DELAWARE SHALL GOVERN, WITHOUT REFERENCE TO CHOICE OF LAW PRINCIPLES, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

6.             This Amendment may be executed in two or more counterparts, in original form or by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

In Witness Whereof, the undersigned have executed this Amendment as of the day and year first set forth above.

Genaissance Pharmaceuticals, Inc.

By:	/s/ Gerald F. Vovis, Ph.D.
Gerald F. Vovis, Ph.D.
Executive Vice President &
Chief Technology Officer

DNA Sciences, Inc.

By:	/s/ Steven B. Lehrer
Steven B. Lehrer
President and Chief Operating Officer